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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Ashford Inc. of our report dated November 20, 2017, relating to the audited financial statements of J&S Audio Visual Communications, Inc. as of December 31, 2016 and 2015, and the related statements of income, stockholders' equity, and cash flows for the years then ended which are included in and made part of the Form 8-K/A of Ashford Inc. for the event dated October 31, 2017, and filed December 19, 2017.

        We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ Whitley Penn LLP

Dallas, Texas
October 5, 2018

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  Exhibit 23.4
Consent of Independent Registered Public Accounting Firm